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                    [LETTERHEAD OF MORGENSTERN & ASSOCIATES]





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have included our report dated December 6, 1999 accompanying the financial statements of Asset Exchange, Inc. contained in this Registration Statement, and we consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the captions "selected Financial Data" and "Experts".




MORGENSTERN & ASSOCIATES
Certified Public Accountants

January 18, 2000